UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2009

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2009, the Board of Directors of Intervest Bancshares Corporation (the “Company”) approved a one year extension of the employment agreements of the following officers of Intervest National Bank, its wholly-owned subsidiary, with such renewal term to commence on January 1, 2010, and such extension to be upon substantially the same terms and conditions as set forth in the existing agreements, provided that the annual base salaries are increased to the following amounts, such salary increases to likewise be effective as of January 1, 2010: Keith A. Olsen, President - $367,500; Stephen Helman, Vice President and Secretary - $254,800; John J. Arvonio, Chief Financial Officer - $228,800; and John Hoffmann, Vice President - $143,170.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: December 15, 2009	By:	/S/ LOWELL S. DANSKER
Lowell S. Dansker, Chairman and Chief Executive Officer (Principal Executive Officer)